Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 26, 2024, relating to the consolidated financial statements of StealthGas Inc., and the effectiveness of StealthGas Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of StealthGas Inc. for the year ended December 31, 2023.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 29, 2024